Exhibit 10.11
                  NBT Bancorp Inc. Employee Stock Purchase Plan


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                                NBT BANCORP INC.
                          EMPLOYEE STOCK PURCHASE PLAN


                                ARTICLE I-PURPOSE

     The NBT Bancorp Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide to employees of NBT Bancorp Inc. (the "Corporation") and its subsidiaries the opportunity to acquire ownership interests in the Corporation through a regular investment program. The Corporation believes that ownership of its Common Stock will motivate employees to improve their job performance, and enhance the financial results of the Corporation. The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed so as to extend and limit participation in a manner consistent with the requirements thereof.

                             ARTICLE II-DEFINITIONS

2.01.  BASE  PAY
     "Base Pay" shall mean an Employee's basic hourly wage or salary, excluding any bonuses, overtime, or other extra or incentive pay. With respect to any Employee compensated on a commission basis, the Committee shall make a good faith estimate of the Employee's expected "Base Pay" by taking into account prior-year compensation, excluding any bonuses, overtime, or other extra or incentive pay, and any changes in circumstances for the current year.

2.02.  BOARD
     "Board"  shall  mean  the  Board  of  Directors  of  the  Corporation.

2.03.  CODE
     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.04.  COMMENCEMENT  DATE
     "Commencement Date" shall mean March 31, 2000 and each January 1 thereafter during which the Plan is in effect.

2.05.  COMMITTEE
     "Committee"  shall  mean  the  individuals  described  in  Article  IX.

2.06.  COMMON  STOCK
     "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Corporation.

2.07.  CORPORATION
     "Corporation"  shall  mean  NBT  Bancorp  Inc.,  a  Delaware  corporation.

2.08.  EMPLOYEE
     "Employee" shall mean any person employed by the Corporation or a Subsidiary Corporation (as defined in Sec. 2.10).

2.09.  OFFERING
     "Offering" shall mean an annual offering of Common Stock pursuant to Sec. 4.01.

2.10.  SUBSIDIARY  CORPORATION


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"Subsidiary  Corporation"  shall  mean  any  present or future corporation which would be a "subsidiary corporation" of the Corporation as that term is defined in section 424 of the Code.

2.11.  TERMINATION  DATE
     "Termination Date" shall mean the December 31 immediately following the Commencement Date of an Offering.

                    ARTICLE III-ELIGIBILITY AND PARTICIPATION

3.01.  INITIAL  ELIGIBILITY
     Except as otherwise provided in Sec.Sec. 3.02 and 9.01, each Employee shall be eligible to participate in Offerings that commence on or after the date he or she becomes an Employee.

3.02.  RESTRICTIONS  ON  PARTICIPATION
     No  Employee  shall  participate  in  an  Offering:
     (a) if, immediately after the Commencement Date, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation (for purposes of this paragraph, the rules of section 424(d) of the Code shall apply in determining stock ownership of any Employee); or
     (b) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Corporation accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such options are granted) for each calendar year in which such options are outstanding.

3.03.  COMMENCEMENT  OF  PARTICIPATION
     An Employee may participate in Offerings by completing an authorization for regular payroll deductions on the form provided by the Corporation and filing it with the Corporation on or before the date set therefor by the Committee, which date shall be prior to the Commencement Date for an Offering. Payroll deductions for an Employee shall commence on the applicable Commencement Date. Once enrolled, an Employee shall continue to participate in this Plan for each succeeding Offering until the Employee terminates his or her participation as provided in Article VII or ceases to be an Employee. An Employee who desires to change his or her rate of contribution may do so effective as of the beginning of the next Commencement Date for an Offering by completing an authorization and filing it with the Corporation prior to that Commencement Date.

                         ARTICLE IV-GRANTING OF OPTIONS

4.01.  ANNUAL  OFFERINGS
     The Plan shall be implemented by annual offerings of Common Stock beginning on March 31, 2000 and on the 1st day of January in each subsequent year, each Offering terminating on the December 31 immediately following the Commencement Date (the Termination Date).

4.02.  NUMBER  OF  OPTION  SHARES
     On the Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a number of shares of Common Stock equal to (i) the aggregate amount of payroll deductions during the Offering elected by the Employee, divided by (ii) the option price determined under Sec. 4.03(i).

4.03.  OPTION  PRICE
     The option price of Common Stock purchased in an Offering shall be the lower of:
     (i) 85% of the fair market value of Common Stock on the Commencement Date, or
     (ii) 85% of the fair market value of Common Stock on the Termination Date.


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     Fair market value as of any date shall mean:
     (a) if the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the average of the closing or last prices of the Common Stock on the Composite Tape or other comparable reporting system for the 10 consecutive trading days immediately preceding such date;
     (b) if the Common Stock is traded on the over-the-counter market, but sales prices are not regularly reported for the Common Stock for the 10 days referred to in (a) above, and if bid and asked prices for the Common Stock are regularly reported, the average of the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for such 10 days; and
     (c) if the Common Stock is neither listed on a national securities exchange nor traded on the over-the counter market, such value as the Committee, in good faith, shall determine.

4.04.  MAXIMUM  SHARES
     The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Corporation as provided in Sec. 11.02, shall be 500,000 shares. If the total number of shares for which options are exercised on any Offering Termination Date, together with the aggregate number of shares as to which options were exercised on all previous Offering Termination Dates, exceeds the foregoing maximum number of shares, the Corporation shall make a pro rata allocation of the shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance credited to the account of each Employee under Sec. 5.02 not used to purchase Common Stock shall be returned to him or her as promptly as possible. Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held in the treasury of the Corporation.

4.05.  EMPLOYEE'S  INTEREST  IN  OPTION  STOCK
     The Employee shall have no interest in Common Stock covered by his or her option until such option has been exercised in accordance with the provisions of
Article  VI.

                          ARTICLE V-PAYROLL DEDUCTIONS

5.01.  AMOUNT  OF  DEDUCTION
     An Employee's authorization for payroll deduction shall elect deductions of at least 1% of Base Pay, but not more than 10% of Base Pay, in effect on the Commencement Date of each Offering. No change in the amount of payroll deductions shall be made during a year if the Employee's rate of Base Pay changes during the year.

5.02.  EMPLOYEE'S  ACCOUNT
     All payroll deductions made for an Employee shall be credited to his or her account under the Plan. An Employee may not make any separate cash payment into such account except when on leave of absence, and then only as provided in Sec. 5.04.

5.03.  CHANGES  IN  PAYROLL  DEDUCTIONS
     An Employee may discontinue his or her payroll deductions under the Plan as provided in Article VII, but may make no other change during an Offering and, specifically, may not alter the amount of his or her payroll deductions for that Offering.

5.04.  LEAVE  OF  ABSENCE
     An Employee on a leave of absence without pay shall have the right to (i) discontinue contributions to the Plan, or (ii) make a cash payment to the Corporation at the end of each payroll period in the amount of the Employee's authorized Plan deductions.



                         ARTICLE VI-EXERCISE OF OPTIONS


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6.01.  AUTOMATIC  EXERCISE
     Unless an Employee gives written notice to the Corporation as hereinafter provided, his or her option with respect to any Offering shall be exercised automatically on the Termination Date applicable to such Offering, for the number of full and fractional shares of Common Stock subject to his or her option, as determined under Sec. 4.02. Any amount in his or her account not used to purchase Common Stock shall be returned to the Employee within a reasonable time after the Termination Date of the Offering.

6.02.  BOOK  ENTRY  ACCOUNTS;  DELIVERY  OF  STOCK
     The Corporation shall maintain a book entry account, in the name of each Employee who purchased shares of Common Stock under Sec. 6.01, to record book entries of the number of full and fractional shares (to 1/1,000 of a share) of Common Stock purchased by an Employee. Statements of shares held in each Employee's book entry account shall be delivered to each Employee within a reasonable time after the Termination Date of each Offering. Shares credited to an Employee's book entry account will be held in uncertificated form for a period of one year from the date of purchase, except as provided in Sec.Sec.
6.04 and 7.03. Thereafter, Employees may obtain stock certificates for those shares that have been held for one year in their respective book entry accounts upon submitting a written request to the Committee.

6.03.  REGISTRATION  OF  STOCK
     Common Stock to be delivered to an Employee under the Plan shall be registered in the name of the Employee, or, if the Employee so directs by written notice to the Corporation prior to the Offering Termination Date applicable thereto, in the names of the Employee and one such other person as may be designated by the Employee, as joint tenants with rights of survivorship or as tenants by the entirety, to the extent permitted by applicable law.

6.04.  TRANSFERABILITY  OF  STOCK
     Common Stock issued pursuant to the Plan shall not be transferable, other than to the Employee's estate or by bequest or inheritance, incident to the Employee's divorce, or due to the Employee's immediate and heavy financial need, for one year after the date of purchase.

     Stock certificates representing those shares that have been held in an Employee's book entry account for less than one year from the date of purchase will be issued to an Employee due to an immediate and heavy financial need of the Employee if the Employee has incurred (or is about to incur) any of the following financial obligations:

     (i)  Expenses  incurred  or  necessary  for  medical care described in Code section 213(d) for the Employee, his or her spouse, children or other dependents;
     (ii) Costs directly related to the purchase of the principal residence for the Employee (excluding mortgage payments);
     (iii) Payment of tuition, related educational fees, and room and board expenses, for the next twelve (12) months of post-secondary education for the Employee, his or her spouse, children or other dependents; or
     (iv) Payments necessary to prevent the eviction of the Employee from his or her principal residence or foreclosure on the mortgage of his or her principal residence.

     A financial hardship request for stock certificates must be submitted to the Committee in writing. The Employee making the application shall have the burden of presenting to the Committee evidence that he or she has an immediate and heavy financial need and that the issuance of stock certificates and subsequent sale of those shares of Common Stock is necessary to satisfy that financial need. Action upon any such application shall be taken by the Committee in its absolute discretion.

6.05.  WITHHOLDING


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     The  Corporation  shall  have  the  right  to  withhold  from an Employee's compensation amounts sufficient to satisfy all federal, state and local tax withholding requirements, and shall have the right to require the Employee to remit to the Corporation such additional amounts as may be necessary to satisfy such requirements.
                             ARTICLE VII-WITHDRAWAL

7.01.  IN  GENERAL
     An Employee may withdraw the full amount credited to his or her account under the Plan at any time by giving written notice to the Corporation. The balance credited to the Employee's account shall be paid to him or her promptly after receipt of the notice of withdrawal, and no further deductions shall be made from his or her pay during such Offering.

7.02.  EFFECT  ON  SUBSEQUENT  PARTICIPATION
     An Employee's withdrawal from any Offering shall not have any effect upon his or her eligibility to participate in any succeeding Offering by filing with the Corporation a new authorization for payroll deduction.

7.03.  TERMINATION  OF  EMPLOYMENT
     Upon termination of an Employee's employment for any reason, including retirement (but excluding death while in the employ of the Corporation), the amount credited to his or her account shall be returned to him or her or, in the case of death subsequent to the termination of his or her employment, to the person or persons entitled thereto under Sec. 11.08. Certificates for the number of full shares of Common Stock allocated to a terminated Employee's book entry account shall be issued to him or her as promptly as practicable after his or her termination date, with any fractional shares paid in cash.

7.04.  TERMINATION  OF  EMPLOYMENT  DUE  TO  DEATH
     Upon termination of an Employee's employment because of his or her death, his or her beneficiary (as defined in Sec. 11.08) shall have the right to elect, by written notice given to the Corporation prior to the Offering Termination Date, either:
     (i) to withdraw the amount credited to the Employee's account under the Plan, or
     (ii) to exercise his or her option on the Termination Date next following the date of the Employee's death for the number of full and fractional shares of Common Stock which the Employee's payroll deductions prior to death will purchase at the applicable option price, but not more than the number of shares subject to the Employee's option determined under Sec. 4.02, with any amount in such account not used to purchase Common Stock returned to the beneficiary.
     In the event that no such timely written notice of election shall be received by the Corporation, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (ii), to exercise the Employee's option.

                              ARTICLE VIII-INTEREST

8.01.  PAYMENT  OF  INTEREST
     No interest shall be paid or allowed on any money paid into the Plan or credited to the account of any Employee; provided, however, that interest shall be paid on any and all money which is distributed to an Employee or his or her beneficiary pursuant to the provisions of Sec.Sec. 7.01, 7.03 and 7.04. Such distributions shall bear simple interest during the period from the date of withholding to the date of return at the regular passbook savings account rate per annum in effect at NBT Bank, N.A., Norwich, New York. Where the amount returned represents an excess amount in an Employee's account after such account has been applied to the purchase of Common Stock under Sec. 6.01, the Employee's withholding account shall be deemed to have been applied first toward purchase of Common Stock under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.


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                            ARTICLE IX-ADMINISTRATION

9.01.  APPOINTMENT  OF  COMMITTEE
     The Board shall appoint the Compensation and Benefits Committee to administer the Plan, which shall consist of no fewer than two members of the Board. No members of the Committee shall be eligible to purchase Common Stock under the Plan. If at any time no Committee is in existence, the Board shall have the authority and responsibility to carry out the duties of the Committee under the Plan.

9.02.  AUTHORITY  OF  COMMITTEE
     Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

9.03.  RULES  GOVERNING  THE  COMMITTEE
     The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable, and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                     ARTICLE X-INDEMNIFICATION OF COMMITTEE

10.01.  INDEMNIFICATION  OF  COMMITTEE
     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

                            ARTICLE XI-MISCELLANEOUS

11.01.  TRANSFERABILITY
     Neither payroll deductions credited to an Employee's account nor any rights with regard to the exercise of an option or to receive Common Stock or a return of payroll deductions under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way other than by the laws of descent and distribution, nor shall be subject to execution, attachment or similar process. Any such attempted voluntary or involuntary disposition shall be without effect, except that the Corporation may treat such act as an election to withdraw funds in accordance with Sec. 7.01. During an Employee's lifetime, options granted to the Employee shall be exercisable only by the Employee.


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11.02.  ADJUSTMENT  UPON  CHANGES  IN  CAPITALIZATION
     If, while any options under the Plan are outstanding, the outstanding shares of Common Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Corporation, or of another corporation, through reorganization, recapitalization, reclassification, merger, consolidation, spin-off, stock dividend (either in shares of the Corporation's Common Stock or of another class of the Corporation's stock), stock split, or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the exercise price applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings shall also be proportionately adjusted.

11.03.  AMENDMENT  AND  TERMINATION


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     The Board shall have complete power and authority to terminate or amend the
Plan; provided, however, that the Board shall not, without the approval of the stockholders of the Corporation, (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to Sec. 11.02); or (ii) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan or permit the members of the Committee or non-employee directors to purchase Common Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Employee under the option as to payroll deductions previously credited to the Employee's account. The Plan shall not be amended more than once every 6 months, other than to comport with changes in the Code or the rules thereunder.

11.04.  USE  OF  FUNDS
     All payroll deductions received or held by the Corporation under this Plan may be used by the Corporation for any corporate purpose and the Corporation shall not be obligated to segregate such payroll deductions.

11.05.  EFFECTIVE  DATE
     The Plan shall become effective as of March 31, 2000, subject to approval by the holders of a majority of the Common Stock present and represented at a special or annual meeting of the shareholders held within 12 months after the Plan is adopted by the Board. If the Plan is not so approved, the Plan shall not become effective, and all account balances under the Plan shall be distributed promptly to the contributing Employees.

11.06.  NO  EMPLOYMENT  RIGHTS
     The Plan does not, directly or indirectly, create in any Employee or class of Employees any right with respect to continuation of employment by the Corporation, and it shall not be deemed to interfere in any way with the Corporation's right to terminate, or otherwise modify, an Employee's employment at any time.

11.07.  GOVERNING  LAW
     The laws of the State of Delaware, without regard to conflicts of laws principles, shall govern all matters relating to this Plan except to the extent they are superseded by federal law.

11.08.  DESIGNATION  OF  BENEFICIARY
     An Employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash credited to the Employee under this Plan in the event of such Employee's death prior to the delivery to him or her of such Common Stock and/or cash. Such designation of beneficiary may be changed by the Employee at any time by written notice to the Treasurer of the Corporation. Upon the death of an Employee and upon receipt of the Corporation of proof of identity and existence at the Employee's death of a beneficiary validly designated by him or her under the Plan, the Corporation shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of an Employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Employee's death, the Corporation shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Employee, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its sole discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Employee, or if no spouse, dependent, or relative is known to the Corporation, then to such other person as the Corporation may designate. No designated beneficiary shall, prior to the death of the Employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the Employee under this Plan.